Exhibit 99.1

April 10, 2024

Atlanta Braves Holdings Announces First Quarter Earnings Release and Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)—Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) (Nasdaq: BATRA, BATRK) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Media Corporation’s first quarter earnings conference call. During this Q&A session, management will be accepting questions regarding Liberty Media Corporation and Atlanta Braves Holdings. The conference call will be held on Wednesday, May 8th at 10:00 a.m. E.T. Before the open of market trading that day, Atlanta Braves Holdings will issue a press release reporting such results, which can be found at https://www.bravesholdings.com/news/press-releases. The press release and conference call may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 704-2829 or +1 (215) 268-9864, passcode 13742817, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Atlanta Braves Holdings website at https://www.bravesholdings.com/investors/news-events/ir-calendar to register for the webcast. Replays of the call will also be available on the Atlanta Braves Holdings website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. (NASDAQ: BATRA, BATRK) consists of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and the mixed-use real estate development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

Atlanta Braves Holdings, Inc.
Shane Kleinstein, 720-875-5432

Source: Atlanta Braves Holdings, Inc.